Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PPL Corporation of our report dated February 25, 2011 relating to the financial statements of LG&E and KU Energy LLC for the period from November 1, 2010 to December 31, 2010, which appears in PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Louisville, Kentucky
July 20, 2011